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                          Management Service Agreement

SportStar Marketing, Inc. and Chartwell International, Inc. are hereby entering into a Management Service Agreement to provide SportsStar with the following services:

1.    Raising capital for SSMK as required.

2.    Accounting and financial services, including:

      a.    implementing financial controls and procedures;

      b.    financial advice and direction;

      c.    oversee preparation of financial statements;

      d.    management of cash and trade credit resources;

      e.    establishing effective banking relationships;

      f.    interface to Chartwell's financial issues;

      g. maintaining financial and business relationships with CRG and related entities;

      h.    establishing and maintaining investment banking relationships.

3.    Provide acquisition services as follows:

      a.    prospecting

      b.    investigation of potential targets;

      c.    consultation on acquisition strategies;

      d.    negotiation of acquisitions;

      e. monitor and advise on the integration of acquired companies with SSMK.

4. Communicate with major outside investors, business partners, legal counsel as it relates to the structure and arrangement of important ongoing business issues.

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5.    Assist in effective utilization of trade credits,, including search for uses, negotiation of terms, etc.

6. Include SSMK in external promotional announcements such as radio, T.V. and press releases where appropriate.

7.    Other advisory services as required.

8. Assist and consult with SSMK in preparation of business plans and revisions thereof and other related activities.

It should be noted many of the above services were provided to SSMK gratis until it received funding on January 2, 1998. SSMK agrees to pay $7,500 per month beginning February 1, 1998 until the revenue of SSMK exceed $4,000,000 per annum, at which time the fee would be paid monthly at a rate of 2 1/2% of the revenues. Potential acquisitions where separate management fees to Chartwell are negotiated would be excluded from the SSMK revenue base for purpose of the 2 1/2% test.

It is understood that Chartwell will provide these services on an as needed basis and the time committed of Chartwell personnel will vary significantly from time to time as the needs of SSMK fluctuate. For example, Chartwell will assign Mr. Robert Fahey to be a temporary financial manager for an estimated six months, until SSMK needs a full time CEO. The management fee, however will not be adjusted as changes in Chartwell's efforts on behalf of SSMK occur.

Chartwell will not charge any other fees to SSMK while this agreement remains in effect. Finders fees paid to outsiders in connection with raising capital and acquisitions will be born by SSMK, including fees payable for such circumstances under formal agreements with William Grimes, Robert Fahey and William Willard.

SSMK will pay Chartwell a fee of 10% of the purchase price of Lessonware, if purchased by SSMK, as such transaction was found and negotiated by Chartwell prior to the commencement of this Agreement.

All out of pocket expenses in connection with Chartwell's activities on behalf of SSMK under this Agreement will be reimbursed to Chartwell upon presentment of appropriate documentation. When at all possible, these expenses will be acknowledged to SSMK in advance.

While Mr. Fahey is on direct assignment to SSMK as business and finance manager he will commit whatever time is necessary in conjunction with his responsibilities with Chartwell to adequately perform his duties, such time is expected to vary widely as tasks are started and completed.

During the first year of this Agreement Chartwell agrees to

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advance back to SSMK up to the amount of fees received by Chartwell
International, Inc. if SSMK has depleted its funds before receiving additional financing. These funds are reimbursable back to Chartwell after sufficient funds are received by SSMK.

The above provisions are hereby noted and agreed to:



/s/ William Kroske                                   2/25/98
---------------------------------            ------------------------
Dr.  William Kroske                          Date
President
SportsStar Marketing, Inc.


/s/ Janice A. Jones                                  2/26/98
--------------------------------             ------------------------
Dr.  Janice A. Jones                         Date
Chair of the Board
Chartwell International, Inc.


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